                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To STC Technologies, Inc.:

  As independent public accountants, we hereby consent to the use in this S-4 registration statement of our report dated January 26, 2000 included herein and to all our references to our Firm included in this registration statement.

                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Philadelphia, PA
June 12, 2000